UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	November 20, 2013

SBT Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

000-51832	20-4343972
(Commission File Number)	(IRS Employer Identification No.)

86 Hopmeadow Street, P.O. Box 248, Simsbury, CT	06070
(Address of Principal Executive Offices)	(Zip Code)

(860) 408-5493
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)       Not applicable.

(b)       Not applicable.

(c)       Not applicable.

(d)       On November 20, 2013, the Board of Directors (the “Board”) of SBT Bancorp, Inc. (the “Company”) elected Ann G. Taylor to the Board as a Class III director to fill the vacancy created by the retirement of Rodney R. Reynolds as a Class III director effective September 18, 2013.  There was no arrangement or understanding between Ms. Taylor and any other persons pursuant to which Ms. Taylor was elected as a director.  At this time, Ms. Taylor has not been named to any committees of the Board.

          As a non-employee director, Ms. Taylor will be entitled to compensation for her service as a director at the same rates as other non-employee directors.  Effective March 1, 2013, those rates were as follows: (1) an annual retainer of $6,000 for non-employee directors; (2) an annual retainer of $8,000 for the chairman of the board; (3) $500 for each Board meeting attended in person; and (4) $300 for each standing committee meeting attended in person.

(e)       Not applicable.

(f)       Not applicable.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

99.1	Press Release of SBT Bancorp, Inc. dated November 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBT BANCORP, INC.

By: /s/ Martin J. Geitz
		Name:	Martin J. Geitz
		Title:	President & Chief Executive Officer

Dated:	November 25, 2013

Exhibit Index

Exhibit No.	Description

99.1	Press Release of SBT Bancorp, Inc. dated November 25, 2013